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                                                                     EXHIBIT 5.1



                                November 27, 2000

EPL Technologies, Inc.
46 Prince Street
Rochester, New York 14607

         Re: EPL TECHNOLOGIES, INC.

Ladies and Gentlemen:

         We have acted as counsel to EPL Technologies, Inc. (the "Company") in connection with all proceedings relating to the authorization and proposed issuance and sale by you of shares of common stock, $.001 par value per share ("Common Stock") upon the exercise of (i) stock options granted pursuant to the EPL Technologies, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Plan") and/or (ii) warrants (the "Warrants") granted pursuant to Warrant Agreements between the Company and certain warrant holders (the "Warrant Agreements"), as described in the Registration Statement on Form S-8 (the "Registration Statement"), filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                  Based upon our examination of such documents and proceedings as we have deemed necessary and pertinent, we are of the opinion that:

         1. EPL Technologies, Inc. (the "Company") is a corporation organized and existing under the laws of the State of Colorado;

         2. The Plan has been duly authorized and approved by the Board of Directors and the stockholders of the Company;

         3. The Warrants have been duly authorized and approved by the Board of Directors of the Company.

         4. The shares of Common Stock reserved by the Board of Directors of the Company for issuance upon the exercise of stock options granted under the Plan have been duly authorized;

         5. The shares of Common Stock reserved by the Board of Directors of the Company for issuance upon the exercise of Warrants granted pursuant to the Warrant Agreements have been duly authorized;

         6. When the shares of Common Stock are issued upon the due exercise of stock options granted in accordance with the Plan, such shares of Common Stock will be duly and validly issued and outstanding and will be fully paid and non-assessable; and

         7. When the shares of Common Stock are issued upon the due exercise of Warrants granted in accordance with the Warrant Agreements, such shares of Common Stock will be duly and validly issued and outstanding and will be fully paid and non-assessable.



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EPL Technologies, Inc.
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.



                       Very truly yours,

                       /s/ Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C. GIBBONS, DEL DEO, DOLAN,
                       GRIFFINGER & VECCHIONE, P.C.
                       A Professional Corporation